UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2013 (September 13, 2013)

Trade Street Residential, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32365	13-4284187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 800, Aventura, Florida 33180
(Address of Principal Executive Offices) (Zip Code)

(786) 248-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2013, Bert Lopez tendered his resignation as the Chief Operating Officer of Trade Street Residential, Inc. (the “Company”), effective immediately. As the Company does not currently intend to hire a new Chief Operating Officer to replace Mr. Lopez, David Levin, the Company's President and Vice Chairman of the board of directors of the Company, will perform the duties and responsibilities of Chief Operating Officer.

On September 13, 2013, in connection with his resignation, the Company and Mr. Lopez entered into a Separation Agreement and General Release and Covenant Not to Sue (the “Separation Agreement”). Subject to his non-revocation of the Separation Agreement, Mr. Lopez will be entitled to: (i) his base salary at the current rate of $150,000.00 per year for a period of twelve (12) months, to be paid in accordance with the Company’s payroll practices; (ii) in the event that Mr. Lopez elects continuation coverage under COBRA, reimbursement in an amount equal to the difference between any monthly COBRA premium paid by Mr. Lopez and the monthly premium amount for such group health plan coverage Mr. Lopez would have been entitled to receive if he were an active, full-time employee of the Company, which reimbursement will continue until the earliest of (A) the twelve (12) month anniversary of the date of Mr. Lopez’s termination; or (B) the date on which Mr. Lopez becomes eligible to receive coverage by another employer or under another’s plan; and (iii) automatic vesting of the 58,866 restricted shares of the Company’s common stock granted to Mr. Lopez in connection with the Company’s public offering in May 2013; provided, however, until November 30, 2013, Mr. Lopez will not be permitted, without the Company’s prior written consent, to make or cause any sale of such shares. In addition, in consideration for the payments and benefits provided for in the Separation Agreement, Mr. Lopez has agreed to waive any right to sue the Company and has released the Company from any and all claims, whether known or unknown, which in any way arise out of Mr. Lopez’s employment with the Company, the separation of such employment, any agreements between the Company and Mr. Lopez, including the Separation Agreement, or based on any other set of facts or events occurring prior to the effective date of the Separation Agreement.

The foregoing description of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Confidential Separation Agreement, General Release and Covenant Not to Sue, dated September 13, 2013, between Trade Street Residential, Inc. and Humberto L. Lopez

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trade Street Residential, Inc.

Date: September 18, 2013	By:	/s/ David Levin
David Levin Vice-Chairman and President